                                                                   EXHIBIT 10.21

                                 NET, NET, NET
                                BUILDING LEASE


     THIS BUILDING LEASE dated April 25, 1995, for reference purposes only is made between BERMANT DEVELOPMENT COMPANY, as Lessor, and GRC INTERNATIONAL, INC., as Lessee.


                            BASIC LEASE PROVISIONS
                            ----------------------


1.   PREMISES:                 As depicted on Exhibit A.

     BUILDING NAME:            GRCI Building

     PREMISES ADDRESS:         5383 Hollister Avenue
                               Santa Barbara, CA  93111

     USE OF PREMISES:          General and executive offices, research and
                               development

2.   LEASED AREA:              As depicted on Exhibit A

           SQUARE FEET:        See Addendum


3.   LESSEE'S PERCENTAGES:

           BUILDING:           See Addendum

           COMMON AREA:        See Addendum



4.   INITIAL ANNUAL RENT:      See Addendum.  ($1.32 per square foot per month)

     RENTAL DEPOSIT:           See Addendum

5.   INITIAL MONTHLY RENTAL
     INSTALLMENTS:             See Addendum

6.   TERM:                     Fifteen (15) years. Two five (5) year renewal
                               options.

7.   RENT COMMENCEMENT
     DATE: Substantial completion of the Tenant Improvements as provided in Paragraph 2.1. To be specified in Addendum.

     TERM COMMENCEMENT
     DATE: First day of the month succeeding substantial completion of Tenant Improvements. To be specified in Addendum.

     TERMINATION DATE:         Fifteen (15) years after Term Commencement Date.

8.   SECURITY DEPOSIT:         $150,000, subject to adjustment as provided in
                               Paragraph 4.


9.   BROKER(S):                Julian J. Studley, Inc.


10.  PARKING SPACES PROVIDED:  Four (4) spaces for each 1,000 square feet of rentable space leased, in common with other tenants of the Building.


11. Submission of this instrument for examination or signature by the Lessee does not constitute a reservation of or option for space and it is not effective as a lease or otherwise until execution by both the Lessee and the Lessor.


     IN WITNESS WHEREOF, the parties hereto have executed this Building Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 21 which follow, and any attached Exhibits or Addendums, as of the date first above written.


                                           LESSOR:

                                           BERMANT DEVELOPMENT COMPANY


                                           By_______________________________

                                           Name and Title:__________________

                                           Address:
                                           -------

                                           130 Cremona Drive, Suite D
                                           Goleta, CA  93117-3075


                                           LESSEE:

                                           GRC INTERNATIONAL, INC.,
                                           A DELAWARE CORPORATION


                                           By:______________________________

                                           Name and Title:__________________

                                           Address:
                                           -------

                                           1900 Gallows Road
                                           Vienna, Virginia 22182

     1.   LEASE OF PREMISES
          -----------------

          Concurrently with the execution of this Lease, Lessor and Lessee have entered into a Development and Construction Agreement ("the Development Agreement") which provides for the construction by the Lessor of the Building, a portion of which will be leased by Lessee. The portion of the Building to be leased by Lessee (the "Premises") shall be not less than 50,000 rentable sq.ft. Upon completion of the demising walls in the Building, the parties shall measure the Premises using the American National Standard ANSI Z65.1-1980 as published by the Building Owners and Managers Association International to determine the precise square footage within the Premises. Within ten (10) days following the completion of such measurements, Lessor and Lessee shall complete and initial the Addendum attached hereto stating the total number of square feet in the Premises, the total square footage of the Building and the Lessee's percentages of the Building and Common Area, the Initial Monthly Rental Installments, and the Initial Annual Rent.

          The Lessor hereby leases to the Lessee and the Lessee leases from the Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, the Premises identified in Item 1 of the Basic Lease Provisions, together with the non-exclusive use, in common, with the Lessor and other tenants of the Building and their respective invitees, of common areas in or about the Building and the parking garage (if any) or parking areas adjoining the Building. The approximate anticipated configuration of the Project and the location of the Building, Premises and associated common and parking areas is indicated on Exhibit "B". The size, location and function of the buildings and related structures depicted here are approximate. The configuration of the development, the design, size, function and location of all other improvements, and the identity and location of other tenants to the extent depicted are subject to change without notice for any reason deemed sufficient by the owner. The Lessor reserves the right to alter the configuration of the Project to construct additional improvements thereon, to withdraw areas therefrom from time to time and alter the configuration of the associated common and parking areas, provided that the number of parking spaces intended for the Lessee's use shall not thereby be materially diminished. The Lessee shall be allocated the number of parking spaces set forth in item 10 of the Basic Lease Provisions and the Lessee acknowledges that the Lessor shall have no responsibility to supervise or police the usage of the parking lot by the tenants of the Building. Nothing in this Lease shall cause the Lessor in any way to be construed as an employer, employee, fiduciary, a partner, a joint venturer or otherwise associated in any way with the Lessee in the operation of the Premises, or to subject the Lessor to any obligation, loss, charge or expense connection with or arising from the Lessee's operation or use of the Premises.

          The parties intend this Lease to be a net, net, net Lease with the Lessee paying its proportionate share, as specified herein, of real property taxes, insurance and certain operating costs for the Premises, the common areas of the Building, the Building and the land on which it is situated. Lessee shall have no right to reduce or offset the rent payable hereunder for any reason.

     2.   TERM
          ----
          2.1   COMMENCEMENT OF TERM

                (A) The term of this Lease shall commence upon the Term Commencement Date. Not less than ten (10) days prior to the date of scheduled substantial completion of the Tenant Improvements, Lessor and Lessee shall complete and initial the Addendum attached hereto specifying the term and rent commencement dates. The Lessor shall deliver possession of the Premises upon substantial completion of the Tenant Improvements. The Lease will end upon the Termination Date as provided in item 7 of the Basic Lease Provisions unless sooner terminated pursuant to any provision hereof.


          2.2 DELAY IN COMMENCEMENT. If the Lessor cannot deliver possession of the Premises to the Lessee on the Rent Commencement Date, the Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of the Lessee hereunder or extend the term hereof provided, however, that the Lessee shall not be obligated to pay rent until delivery of the Premises has occurred in accordance with the terms of the Development Agreement.

          2.3 OPTION TO RENEW. Provided that the Lessee then occupies not less than 20,000 useable sq.ft. in the Building, the Lessor hereby grants to the Lessee the right to renew this Lease, solely as to the space then occupied, for two (2) successive periods of five (5) years each, upon the same terms, covenants and conditions as are provided in this Lease, except as provided in Paragraph 2.3.2.

                2.3.1 EXERCISE OF OPTION. The Lessee shall give notice to the Lessor in writing of the Lessee's election to exercise such option no less than twelve (12) months prior to the expiration of the Term or of any previously exercised option. However, the second five (5) year option shall be immediately cancelled upon the Lessee's failure to exercise the first five (5) year option. The Lessee shall not be entitled to exercise either the first or second five (5) year option if, at the time of such exercise, the Lessee is in default of any provision of this Lease as defined in Paragraph 12.1 and such default is not cured by the Lessee, either before or after exercise of the option, within thirty (30) days after written notice of said default from the Lessor to the Lessee, or if the Lessor has in good faith delivered to the Lessee more than two (2) notices of default under the Lease within the previous twelve (12) months which have not been cured within any applicable cure period.

                2.3.2 RENT DURING RENEWAL TERM. The annual rent for the first and second option periods shall be determined as follows:

                       (I) Following delivery to the Lessor of the Lessee's notice of exercise of the option to renew the Lease, the Lessor and the Lessee shall endeavor to agree on the monthly fair market rental value of the Premises.

                       (II) If the monthly fair rental value of the Premises as determined by the Lessor and the Lessee are not equal, and the parties cannot otherwise agree, both parties shall submit their calculation of the monthly fair rental value of the Premises to Hammock, Arnold & Smith or another local, independent real estate appraisal company that is mutually agreeable. Hammock, Arnold & Smith, or such other appraiser shall, within thirty (30) days of its receipt of the monthly fair rental value calculations of the Lessor and the Lessee, select either the calculation offered by the Lessor or the Lessee which, in the exercise of its judgment using appraisal techniques generally accepted in the local appraisal community, most closely approximates the monthly fair rental value of the Premises as of the Commencement of the extension term. The appraiser shall not average or blend the alternative calculations.

                       (III) The base rent for the first extension term shall be ninety-five percent (95%) of the fair market rental rate determined pursuant to subsections (i) and (ii) above, but in no event shall such base rent be less than ninety percent (90%) of the base rent for the Premises during the preceding lease year. The base rent for the first extension term shall be subject to annual adjustment pursuant to Paragraph 3.5.

                       (IV) The base rent for the second extension term shall be the fair market rental rate determined pursuant to subsections (i) and (ii) above, but in no event shall such base rent be less than ninety percent (90%) of the base rent for the Premises during the preceding lease year. The base rent for the second extension term shall be subject to annual adjustment pursuant to Paragraph 3.5.

     3.   RENT
          ----

          3.1 INITIAL ANNUAL RENT. Commencing on the Rent Commencement Date, the Lessee shall pay to the Lessor as rent for the Premises an Initial Annual Rent in equal monthly installments in the amount specified in the Addendum. The rent shall be payable in advance on the first day of each month. In the event that the Rent Commencement Date is other than the first day of a month the rent shall be prorated.

          In the event that a portion of the Tenant Improvement Allowance to be provided by the Lessor, as described in the Development Agreement, remains unused after completion of the Tenant Improvements and the payment of all of the Tenant's Improvement Expenses, as defined in the Development Agreement, the rent payable by Lessee under the terms of this Lease for the initial term shall be reduced by the unused portion of the Tenant Improvement Allowance, multiplied by twelve percent (12%), ratably spread over the initial term. By way of example, if the unused portion of the Tenant Improvement Allowance was One Hundred Thousand Dollars, the rent reduction would be calculated as follows:

     Reduction in annual rent @ 12%            (12,000.00)

     Reduction in monthly rent                  (1,000.00)

     Rent per the lease at $1.32 per sq.
     foot assuming 50,000 sq. feet (monthly)    66,000.00     1.32 / sq.ft

     Adjusted Rent if actual TI costs are  65,000.00   1.30 / sq.ft.
     $100,000 less than the allowance


          3.2 ADDITIONAL RENT. Throughout the initial and any renewal term of the Lease, the Lessee shall reimburse the Lessor, as additional rent, in the manner and at the times provided, for the Lessee's proportionate share of all Building Operating Expenses and Common Area Operating Expenses (as hereinafter defined) incurred by the Lessor. The Lessee's proportionate share of such Building Operating Expenses and Common Area Operating Expenses shall be based upon the Lessee's Building Percentage in the case of Building Operating Expenses, and upon the Lessee's Common Area Percentage in the case of Common Area Operating Expenses, all as defined herein.


          3.3 NO REDUCTION OR OFFSET. All Rent due under this Lease shall be payable without deduction, abatement or offset.

          3.4   DEFINITIONS:  For purposes of this Article 3:


                (A) The Lessee's Building Percentage is a percentage calculated by dividing the Leased Area of the Premises by the leasable area of the Building, as shown in the Addendum.

                (B) Building Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation, repair and maintenance of the Building, including, but not limited to, heating and air conditioning; all real property taxes (as hereinafter defined) imposed upon or with respect to the Building and related improvements (exclusive of the land underlying all such improvements); all fire and extended coverage, earthquake, loss of rents, vandalism, malicious mischief and other insurance covering the Building and losses suffered which fall below the insurance deductible (in amounts that are commercially reasonable at the time); utilities; materials and supplies; salaries, wages and other expenses incurred with respect to the operation, repair and maintenance of the Building, the cost of repainting, wall covering or recarpeting Common Areas of the Building; the cost of an on site manager or office manager (but not an on site leasing agent or leasing office); security and fire protection; amortization of capital investments for improvements which are designed to reduce operating costs, improve operations or comply with governmental conservation or safety programs over such reasonable period as the Lessor shall determine (together with interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount excluding improvements that relate exclusively to the roof structure, foundation or exterior and load-bearing walls); and an amount equal to fifteen percent (15%) of all such expenses to cover the Lessor's administrative and overhead expenses. Building Operating Expenses attributable to the utilities and services furnished pursuant to
Article 10 shall be apportioned among the tenants of the Building receiving such services (excluding those tenants furnishing or paying for their own utilities and janitorial services) based on the respective leased areas occupied by such tenants. Such allocation shall be initially based upon Lessee's estimated usage, but shall be subject to periodic adjustment based upon Lessee's actual usage.

                Notwithstanding anything to the contrary contained in the Lease, Building Operating Expenses and Common Area Operating Expenses shall not include
(i) expenditures classified as capital improvements in accordance with generally accepted accounting principles, (ii) leasing commissions and finder's fees,
(iii) the cost of capital and noncapital improvements for individual tenants of the Building or dedicated solely for Lessor's use, (iv) costs directly chargeable to or recoverable from any tenant under a lease of space in the Building, (v) attorneys' fees incurred in the preparation or enforcement of any lease of space in the Building by Lessor, its agents, contractors or employees,
(vi) any penalty or charge for late payment of any operating cost by Lessor, (vii) amounts expended to correct construction defects in the Building or to correct faulty workmanship.

                If the Lessor manages the Building itself, it shall manage the Building in the most cost effective manner possible so as to minimize operating expenses. Any management agreement with a third-party management company shall provide that the managing agent shall operate the Building through an on-site building manager in a first-class institutional quality manner and in the most cost-effective manner possible so as to minimize operating expenses.

                (C) Lessee's Common Area Percentage is a percentage figure calculated by the project architect by dividing the Leased Area of the Premises by the average leasable area in all improvements, including the Building and other buildings shown on Exhibit "B" or otherwise constructed during the term of the Lease, during such year and is initially stipulated to be as shown in the Addendum. Should the Building and/or landscape area become a separate legal lot, or should additional improvements or common area be added to or deleted from Exhibit "B", the Lessor may, at its option, calculate the Lessee's Common Area Percentage by comparing the common area attributable to the Premises with the common area on such legal lot or otherwise within Exhibit "B" as so revised. The leasable area of improvements shall be measured using the American National Standard described in Article 1.

                (D) Common Area Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation and maintenance (but not original construction) of driveways, landscaping, walkways, plazas, parking facilities, and perimeter property including, but not limited to: all items described in Section 6.1 hereof (except the last sentence of Paragraph 6.1); all real property taxes (as hereinafter defined) imposed upon or with respect to the land included within Exhibit "B"; all public liability insurance covering Exhibit "B", and losses suffered which fall below the insurance deductible (in amounts commercially reasonable at the time); security and fire protection; salaries, wages and other expenses incurred with respect to maintenance of the common areas, gardening, landscaping, repaving, repainting and trash removal; depreciation of equipment used in such maintenance; amortization of capital investments for improvements which comply with governmental conservation or safety programs over such reasonable period as the Lessor shall determine (together with interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount excluding improvements that relate exclusively to the roof structure, foundation or exterior and load-bearing walls); and an amount equal to fifteen percent (15%) of all such expenses to cover the Lessor's administrative and overhead expenses. General overhead and depreciation of improvements shall not be included in the expenses except as specifically set forth in the foregoing. Any governmental surcharge, fee or assessment imposed with respect to the parking facilities within Exhibit "B" shall, to the extent paid by the Lessor and not passed on to the users of said parking facilities, be included in Common Area Operating Expenses.

                (E) Real Property Taxes shall mean all real and personal property taxes and assessments incurred during any calendar year, including, but not limited to: special and extraordinary assessments, meter and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real property or personal property used in connection with the Common Area, whether or not imposed on or measured by the rent payable by the Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real or personal property, and any gross rental, license or business tax measured by or levied on rent payable or space occupied. If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such property taxes), the Lessor may, at the Lessor's option, pay the same and, in such event, any such accrued interest on the unpaid balance of such property taxes shall be deemed to be Real Property Taxes as defined herein. Real Property Taxes shall also include all expenses reasonably incurred by the Lessor in seeking a reduction by the taxing authorities of Real Property Taxes applicable to the Project. Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of the Lessor, or any income, profits or excess profits tax, assessment, charge or levy upon the income of the Lessor; provided, however, that if at any time during the term of this Lease under the laws of the United States or the State of California, or any political subdivision of either, a tax or excise on rents, space or other aspects of real property, is levied or assessed against the Lessor, the same shall be deemed to be Real Property Taxes. Real Property Taxes shall also not include (i) special district assessments for improvements to the roof structure, foundation, exterior and load-bearing walls or (ii) assessments from a Mello-Roos, or similar district, formed exclusively for the benefit of the Project itself, or in connection with an immediately adjacent parcel under affiliated ownership, for the purpose of financing improvements which do not benefit all buildings within such district in a substantially equal manner. If any such property taxes upon the income of the Lessor shall be imposed on a graduated scale, based upon the Lessor's aggregate rental income, Real Property Taxes shall include only such portion of such property taxes as would be payable if the rent payable with respect to the Building and Common Areas were the only rental income of the Lessor subject thereto.

                (F) The Lessee shall have the right to review, copy and audit all documents and information pertaining to operating expenses and real property taxes of the Building (and the Project to the extent such expenses are passed through to the Lessee). In the event such audit indicates the operating expenses paid by the Lessee are greater than one hundred and five percent (105%) of the actual operating expenses for the appropriate period, the Lessor will, within thirty (30) days of its receipt of the audit, reimburse the Lessee for all costs associated with the audit and the expenses that the Lessee paid in excess of the audited expenses plus interest on such amounts.

          3.5 RENT ADJUSTMENT FOR CONSUMER PRICE INDEX. As specified in item 4 of the Basic Lease Provisions, the annual rent shall be increased as of the expiration of each full or partial calendar year of the Lease term (the "Adjustment Date") to reflect any increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, "Urban Wage Earners and Clerical Workers (Revised) Series) All Items - Los Angeles - Anaheim Riverside Average (1982-1984=100)". The index for said subgroup applicable for the month of December (or the month preceding the Rent Commencement Date for the first partial calendar year of the lease term) preceding each Adjustment Date shall be considered the "base", and the annual rent following each Adjustment Date shall be computed by adjusting the annual rent payable for the preceding calendar year thereof by the percentage change in the index as of the adjustment date over the "base"; provided, however, in no event shall the rent payable for any year be less than the rent payable for the preceding period on account of the adjustment pursuant to this Paragraph 3.5, notwithstanding the fact that the index may, as of some Adjustment Date, be less than the "base", and provided further that the annual rent for any year shall not be increased by more than four percent (4%) over the base rent payable in the preceding lease year. If as of any Adjustment Date there shall not exist the Consumer Price Index in the same format as set forth above, the parties shall substitute any official index published by the Bureau of Labor Statistics or any successor or similar Governmental agency as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index, the parties shall refer the choice to arbitration in accordance with the rules of the American Arbitration Association. This provision shall not apply to the Building Operating Expenses or Common Area Operating Expenses.


          3.6   CALCULATION AND PAYMENT

                (A) Annual rent shall be payable to the Lessor without deduction or offset in lawful money of the United States at the Lessor's address herein or to such other persons or at such other places as the Lessor designates in writing. Rent payable for any period for less than one (1) month shall be prorated based upon a thirty (30) day month.


                Prior to the commencement of the lease term and on the earlier of each December thereafter or the month following the date on which construction was substantially completed in a manner that changed the leasable area affecting the calculation thereof, the Lessor shall give the Lessee a written estimate of the Lessee's share of Building and Common Area Operating Expenses for the ensuing year or portion thereof. The Lessee shall pay such estimated amount to the Lessor in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year, the Lessor shall furnish to the Lessee a statement showing in reasonable detail the actual Building and Common Area Operating Expenses incurred by the

Lessor during such period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust the Lessee's estimated payment to the Lessee's actual proportionate share as shown by such annual statement. Any amount due the Lessee shall be credited against installments next coming due under this paragraph.


                (B) Within ninety (90) days after each Adjustment Date, the Lessor shall furnish the Lessee with a written statement showing the percentage change in the index for the period ending on the Adjustment Date and specifying the increase, if any, in the annual rent subsequent to the Adjustment Date, taking into account all prior adjustments to annual rent for the period preceding the Adjustment Date pursuant to this paragraph above and applying any percentage increase in the index to the annual rent as previously adjusted. At the rental payment date next following the Lessee's receipt of such statement, the Lessee shall pay to the Lessor an amount equal to one-twelfth (1/12th) of the adjustment pursuant to this Paragraph (b) multiplied by the number of rent payment dates (including the current one) since the relevant Adjustment Date. Subsequent rental payments shall be increased by one-twelfth (1/12th) of the adjustment pursuant to this Paragraph (b).


          3.7 END OF TERM. Upon the expiration or earlier termination of this Lease, the Lessee shall pay the Lessor, as additional rent, the aggregate rental increase which would have been payable by the Lessee pursuant to this Article 3, except for such expiration or termination, for the portion of the year in which termination or expiration occurs through the Termination Date. The amount of such payment shall be calculated by the Lessor based upon Paragraphs 3.2 and 3.5 (using the expiration or Termination Date as the Adjustment Date for Paragraph 3.5) and the best information then available to the Lessor, and shall give effect to all prior adjustments and payments on account by Lessee pursuant to this Article 3.

     4.   SECURITY DEPOSIT
          ----------------

          The Lessee shall deposit with the Lessor the sum specified in item 8 of the Basic Lease Provisions as security for the faithful performance by the Lessee of all covenants and conditions of this Lease concurrently with the close of escrow for the purchase by the Lessor of the land on which the Building is situated. On the commencement of the fifth (5th) lease year, provided that (i) Lessee is not at that time in default under the Lease or cures within any applicable cure period any default then existing, (ii) that Lessor has not delivered more than two (2) default notices to Lessee under this Lease and (iii) further that the balance of the security deposit remains One Hundred Fifty Thousand Dollars ($150,000), Lessor shall refund the sum of Twenty-five Thousand Dollars ($25,000) to Lessee. Additional Twenty-five Thousand Dollar ($25,000) reductions shall be made at the commencement of each lease year thereafter providing that conditions (i) and (ii) are satisfied and that the balance of the security deposit then equals the sum of One Hundred Fifty Thousand Dollars ($150,000) less only the sums previously released to Lessee, until such time as the balance of the security deposit is Fifty Thousand Dollars ($50,000) which sum Lessor shall continue to hold as the security deposit hereunder. If the Lessee shall breach or default in the performance of any covenants or conditions of this Lease, including the payment of rent, the Lessor may use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any other sum which the Lessor may spend or be required to spend by reason of the Lessee's default. If the Lessor so uses or applies all or any portion of said deposit, the Lessee shall, within ten (10) days after written demand therefor, deposit cash with the Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and the Lessee's failure to do so shall be a material breach of this Lease. Should the Lessee comply with all covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to the Lessee (or, if applicable, to the last assignee of the Lessee's interest in this Lease) at the expiration of the term. Prior to obtaining building permits for the New Building Lessor shall not be required to maintain the security deposit in a separate account. However, interest shall accrue on the security deposit at the rate payable on a standard interest-bearing account and be paid semi-annually to Lessee. Following the issuance of building permits the security deposit shall be maintained by Lessor in a separate interest-bearing account with all interest paid to Lessee semi-annually. Should the Lessor sell its interest in the Premises, the Lessor may transfer to the purchaser thereof the then unexpended or unappropriated deposit and thereupon the Lessor shall be discharged from any liability for such funds.

     5.   USE
          ---

          5.1 USE. The Premises shall be used and occupied for the purposes described in item 1 of the Basic Lease Provisions, permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting the Project in effect on the Term Commencement Date, as the same may be amended from time to time, and the Rules and Regulations as the Lessor may from time to time reasonably adopt for the safety, care and cleanliness of the Building and the Project or the preservation of good order. The Rules and Regulations presently in effect are attached hereto as Exhibit "C". The Lessor shall not be responsible to the Lessee for the non-performance of any of said Rules and Regulations, or non-compliance with said covenants, conditions and restrictions, by any other tenant of the Building; provided, however, that the Lessor shall use good faith efforts to enforce the same in an equal, fair and equitable manner. The Rules and Regulations, as the same may be amended from time to time, shall not materially diminish or change the rights of the Lessee hereunder.


          5.2   COMPLIANCE WITH LAW; NUISANCE.   The Lessee, at the Lessee's
sole cost and expense, shall comply promptly and at all times with all laws, requirements, ordinances, statutes, and regulations of all municipal, state or federal authorities, or any board of fire insurance underwriters, or other similar bodies (collectively "regulations"), now in force or which may hereafter be in force, pertaining to Lessee's use of the Building and the Premises and the occupancy thereof, including any law that requires alteration, maintenance or restoration of the Premises as the result of the Lessee's use thereof, but excluding any regulations relating solely to the physical condition or the occupancy of the Building without regard to the Lessee's use thereof, which shall be complied with by the Lessor and treated as Building Operating Expense or Common Area Operating Expense, if so provided in Paragraph 3.4. The judgment of any court of competent jurisdiction, or the admission of the Lessee in any action or proceeding against the Lessee, whether the Lessor is a party thereto or not, that the Lessee violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between the Lessor and the Lessee. The Lessee, at its sole expense, shall also comply with (i) all requirements for fire extinguishers or fire extinguisher systems required in the Premises and (ii) all conditions imposed on the use, occupancy or employment of the Premises and the Building by the County of Santa Barbara or other governmental authority, excluding any regulations relating to the roof structure, foundation, exterior and load-bearing walls, which shall be complied with by the Lessor at its sole cost and expense.


          The Lessee shall not commit, or suffer to be committed, any waste of the Premises, or any nuisance, annoyance or other unreasonable annoyance which may disturb the quiet enjoyment of adjoining premises or of the Building by the owners or occupants thereof.


          5.3 INSURANCE CANCELLATION. Notwithstanding the provisions of Paragraph 5.1 above, the Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein, including all uses permitted under Paragraph 5.1 above, which will in any way cause the cancellation of any fire or other insurance upon the Building, or any other part thereof, or any of its contents. If the Lessee's use of the Premises causes an increase in said insurance rates, the Lessee shall pay as additional rent the amount of such increase. The Lessee shall be in default under this Lease should the Lessee cause the cancellation of fire or other insurance upon the Building or Property or should the Lessee fail to pay any increased insurance rate attributable to the Lessee's use of the Premises. In determining whether increased premiums are a result of the Lessee's use or occupancy of the Premises or Building, a schedule issued by the Lessor's insurer computing the insurance rate on the Premises or Building, or the leasehold improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

          5.4 HAZARDOUS SUBSTANCES. Any corrosive, flammable, hazardous or other special waste or materials shall be handled or disposed of as directed by applicable state, Federal, County and City regulations. The Lessee shall handle, store or dispose of such materials in a careful and prudent manner. At the termination of the Lease, or any option period thereof, the Lessee shall fully clean the Premises in such a manner that no residue of such materials or waste shall remain on the Premises. If required by applicable law, the Lessee shall notify the appropriate governmental authority of the presence and amount of any such material or waste, and shall comply with all conditions imposed by such authority. The Lessee shall contact the appropriate governmental authority prior to occupancy to determine the existence of any records for the Building and/or Premises. Specifically thirty (30) days prior to occupancy, the Lessee shall submit a Hazardous Materials Management Plan (HMMP) and a Hazardous Materials Floor Plan (HMF) to the Lessor and the appropriate governmental authority for approval. These plans shall be attached in full to this Lease.


          The HMMP shall include the following:


                (A)  The company name, address and contact person.


                (B) General facility description with map showing location of all buildings and structures.


                (C) Facility hazardous material storage map showing the location of each proposed hazardous material storage area and access to such facilities. The map shall be updated annually by the occupant and submitted by January 1 each year.


                (D) A floor plan showing the location of each hazardous material storage area, storage area access, and the location of emergency equipment.



          The HMF shall include the following:


                (A) Hazardous Materials Handling Report describing the safe handling of hazardous materials to prevent accidents.

                (B) Separation or Hazardous Material Report outlining the methods to be utilized to insure separation and protection of hazardous materials from such factors that could cause fire, explosion, spills, etc.


                (C) Inspection and Record Keeping Plan indicating the procedures for inspecting each storage facility. An authorized record of inspection shall be maintained by the Lessee.


                (D) Employee Training Program to insure that employees know how to safety handle hazardous materials.


                (E) Hazardous Materials Contingency Plan that clearly describes appropriate response procedures and measures in case of an accident.


                (F) A floor plan identifying the location and quantity of each hazardous material, including the chemical name and quantity limit for each class.


          The Lessee shall pay inspection fees, based on the hourly inspection rate, for an environmental audit to be conducted by the appropriate governmental authority, or the Lessor, at the termination of the Lease and prior to reoccupation of the Building and/or the Premises, if hazardous materials were in use on the Building and/or Premises. The appropriate governmental authority shall perform or the Lessee shall arrange for such an audit in a timely manner to prevent economic hardship to the Lessor and shall certify that the Premises are available for reoccupation, or shall specify clean-up measures that will render the Premises safe for reoccupation. The Lessee shall be responsible for any clean-up that may be required as a result of the audit.


          Should the Lessee fail to comply with any duty set forth in this Paragraph 5.4, the Lessor may, in addition to all other remedies now or hereafter provided by this Lease, or by law, perform such duty or make good such default, and any amounts which the Lessor shall advance pursuant thereto shall be repaid by the Lessee to the Lessor on demand.


          5.5   ENVIRONMENTAL LAWS.

                (A) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Lessee, in its conduct of business on or in any activity, work, thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees on the Premises, shall at all times and in all respects comply with all federal, state and county laws, ordinances and regulations (the "Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances, or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any such laws, ordinances or regulations (collectively, the "Hazardous Materials"). Such laws, ordinances or regulations shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq; the Clean Water Act, 33 U.S.C. Section 466, et seq; the Safe Drinking Water Act, 14 U.S.C. Section 1401, et seq; the Superfund Amendment and Reauthorization Act of 1986; Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq, as amended; those substances defined as "hazardous waste", "extremely hazardous waste", "restricted hazardous waste" or "hazardous substance" in the Hazardous Waste Control Act, Section 25100 et seq of the California Health & Safety Code; and those materials and substances similarly described in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., as amended; the Atomic Energy Act of 1954, 42 U.S.C. Section 2011, et seq., as amended; the Porter Cologne Water Quality Control Act, Section 1300 et seq. of the California Health & Safety Code; and any regulations adopted and publications promulgated pursuant to said Laws.


                (B) HAZARDOUS MATERIALS HANDLING. The Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, the Lessee shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. The Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of the Lease, the Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials

Laws. The Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Building, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Building, without first notifying the Lessor of the Lessee's intention to do so and affording the Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect the Lessor's interest with respect thereto.

                (C) NOTICES. The Lessee shall immediately notify the Lessor in writing of any of the following activities relating to the Lessee's operations on the Premises: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against the Lessee, the Premises or the Building relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on or removed from the Premises or the Building; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises or the Building, including any complaints, notices, warnings or asserted violations in connection therewith. The Lessee shall also supply to the Lessor as promptly as possible, and in any event within five (5) business days after the Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building or the Lessee's use thereof. The Lessee shall promptly deliver to the Lessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.


                (D) INDEMNIFICATION OF LESSOR. The Lessee shall indemnify, defend, protect, and hold the Lessor, and each of the Lessor's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Premises or the Building, or discharge in or from the Premises or the Building of any Hazardous Materials resulting from the Lessee or the Lessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building, but only to the extent such Hazardous Materials are present as a result of actions of the Lessee, its officers, employees, invitees, assignees, contractors, or agents, or (B) the Lessee's failure to comply with any Hazardous Materials Law. The Lessee's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, clean-up or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of the Lessee, or by officers, invitees, employees, agents, assignees, contractors or subcontractors of the Lessee or others acting for or on behalf of the Lessee (to the extent any such individual is acting within the scope of his relationship with the Lessee), whether or not such acts or omissions are negligent, intentional, willful or unlawful, shall be strictly attributable to the Lessee.


     6.   MAINTENANCE, REPAIRS AND ALTERATIONS
          ------------------------------------

          6.1 LESSOR'S OBLIGATIONS. The Lessor shall cause to be maintained, in good order, condition and repair, the roof membrane, and common windows and doors of the Building (excluding the interior surface thereof), heating, venting and air conditioning systems, and any public and common areas in the Building, the exterior Building paint as well as all parking areas, driveways, sidewalks, private roads or streets, landscaping and all other areas located within the Project other than areas occupied by other buildings (such non-building areas being herein referred to as "Common Areas"). The costs of such maintenance are chargeable to the Lessee pursuant to Paragraph 3.2 hereof. The Lessor shall maintain, at its sole cost and expense and without reimbursement by Lessee, the roof structure, foundation, exterior and load-bearing walls.

          6.2 LESSEE'S OBLIGATIONS. The Lessee shall, during the term of this Lease, keep in good order, condition and repair, the interior of the Premises and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises. Except as expressly provided in Paragraphs 3.4 and 6.1, the Lessor shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the interior of the Premises and the Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at the Lessor's expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair. Notwithstanding the foregoing, the Lessor shall be liable for maintenance or repairs which are caused by the Lessor's gross negligence. The Lessee shall be responsible for interior janitorial services.

          6.3   ALTERATIONS AND ADDITIONS.

                (A) The Lessee shall not, without the Lessor's prior written consent, make any alterations, improvements, additions or utility installations in, on or about the Premises unless such work is limited to patching, painting, redecorating and carpeting or is nonstructural in nature and its cost does not exceed one-half of the monthly rent then payable. For all work, the Lessee will provide the Lessor with as-built drawings reflecting any changes to the Premises. As used in this Paragraph 6.3, the term "utility installations" shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent, the Lessor may require that the Lessee (i) agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition and (ii) unless, there has been no monetary default by the Lessee hereunder in the prior thirty-six (36) months, provide the Lessor, at the Lessee's sole cost and expenses, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure the Lessor against any liability for mechanics' and materialmen's liens and to insure completion of work.

                (B) All alterations, improvements and additions to the Premises shall be performed by the Lessor's contractor for the Project or other licensed contractor approved by the Lessor, which approval shall not be unreasonably withheld. The Lessee shall pay, when due, all claims for labor or materials furnished to or for the Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein, and the Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law.


          6.4 SURRENDER. On the last day of the term hereof, or on any sooner termination, the Lessee shall surrender to the Lessor the Premises and, subject to the provisions of Paragraph 6.3(a) hereof, all alterations, additions and improvements thereto, in the same condition as when received or made, ordinary wear and tear excepted; provided, however, that the Lessee's machinery, equipment and trade fixtures (including utility installations) which may be removed without irreparable or material damage to the Premises, shall remain the property of the Lessee and be removed by the Lessee. The Lessee shall repair any damage to the Premises occasioned by the removal of the Lessee's furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filing of holes and repair of structural damage.


          6.5 LESSOR'S RIGHTS. If the Lessee fails to perform the Lessee's obligations under this Article 6, the Lessor may, at its option (but shall not be required to), and with a five (5) day written notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2(a) hereof, shall become due and payable as additional rent to the Lessor within ten (10) days following written demand therefor.


     7.   INSURANCE
          ---------

          The Lessee, at its sole cost and expense, shall, commencing on the date the Lessee is given access to the Premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect:


          7.1 LESSEE'S LIABILITY INSURANCE. Comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of the Lessee in, on or about the Premises, including, but not limited to, personal injury, product liability (if applicable), blanket contractual, owner's protective, broad form property damage liability coverage, host liquor liability and owned and non-owned automobile liability in an amount not less than TWO MILLION DOLLARS ($2,000,000) Combined Single Limit. Such policy shall contain
(i) severability of interest, (ii) cross liability, and (iii) an endorsement stating in substance that "such insurance as is afforded by this policy for the benefit of the Lessor shall be primary as respects any liability or claims arising out of the occupancy of the Premises by the Lessee, or out of the Lessee's operations, and any insurance carried by the Lessor shall be excess and non-contributory."


          7.2 LESSEE'S WORKER'S COMPENSATION INSURANCE. Worker's Compensation coverage as required by law, together with Employer Liability coverage.


          7.3 LESSEE'S FIRE AND EXTENDED COVERAGE INSURANCE. Commencing on the Rent Commencement Date, insurance against fire, vandalism, malicious mischief and such other additional perils as now are or hereafter may be included in a standard "All Risks" coverage, insuring all improvements and betterments made to the Premises (excluding Tenant Improvements made by Lessor or its contractor, all of which shall be insured by the Lessor's casualty insurance), the Lessee's trade fixtures, furnishings, equipment, stock, loss of income or extra expense, and other items of personal property in an amount not less than 100% of replacement value. Such insurance shall contain (i) no coinsurance or contribution clauses, (ii) a Replacement Cost Endorsement, and
(iii) deductible amounts acceptable to the Lessor.


          7.4 POLICY REQUIREMENTS. All policies of insurance required to be carried by the Lessee pursuant to these requirements shall be written by responsible insurance companies authorized to do business in the State of California. Any such insurance required by the Lessee hereunder may be furnished by the Lessee under any blanket policy carried by it or under a separate policy therefor. A true and exact copy of each paid up policy evidencing such insurance or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required and containing the provisions specified herein, shall be delivered to the Lessor prior to the date the Lessee is given the right to possession of the Premises, and upon renewals, not less than thirty (30) days prior to the expiration of such coverage. The Lessor may, at any time, and from time to time, inspect and/or copy any and all insurance policies required hereunder. In no event shall the then limits of any policy be considered as limiting the liability of the Lessee under this Lease.


          Each policy evidencing insurance required to be carried by the Lessee pursuant to these requirements shall contain, in form and substance satisfactory to the Lessor: (i) a provision including the Lessor and any other parties in interest designated by the Lessor as an additional insured; (ii) a waiver by the Lessee's insurer of any right to subrogation against the Lessor, its agents, employees and representatives which arise or might arise by reason of any payment under such policy or by reason of any act or omission of the Lessor, its agents, employees or representatives, and (iii) a provision that the insurer will not cancel or materially change the coverage provided by such policy without first giving the Lessor thirty (30) days' prior written notice.


          7.5 LESSOR'S RIGHTS. If the Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, or fails to carry insurance required by any governmental requirement, the Lessor may (but without obligation to do so), and with twenty-four (24) hours advance notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Paragraph 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.


          7.6 LESSOR'S INSURANCE. The Lessor shall maintain during the term of this Lease such insurance against physical damage to the Building and the Tenant Improvements made by the Lessor or its contractors, comprehensive liability insurance and other insurance as the Lessor may, from time to time, determine. The Lessor shall reasonably determine the limits of coverage, deductibles and specific perils insured against provided, however, that the Lessor's casualty insurance shall be a so-called All-Risk policy, insuring the full replacement value of the Building and such Tenant Improvements. The Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of the Lessor may reasonably determine advisable. Notwithstanding any contributions by the Lessee to the cost of insurance premiums, with respect to the Building or any alterations of the Premises as may be provided herein, the Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Lessor.


          7.7 INDEMNIFICATION. To the fullest extent permitted by law, the Lessee shall defend, indemnify and hold harmless the Lessor from and against any and all claims arising from the Lessee's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and shall further indemnify and hold harmless the Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on the Lessee's part to be performed hereunder, or arising from any act, neglect, fault or omission of the Lessee, or of its agents, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee, upon notice from the Lessor, shall defend the same at the Lessee's expense by counsel approved in writing by the Lessor, which approval shall not be unreasonably withheld. Except for that which is caused by the gross negligence or willful misconduct of Lessor, the Lessee, as a material part of the consideration to the Lessor hereunder, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, and the Lessee hereby waives all of its claims in respect thereof against the Lessor



          7.8 EXEMPTION OF LESSOR FROM LIABILITY. Except in the case of gross negligence or willful misconduct, the Lessor shall not be liable for injury to the Lessee's business or any loss of income therefrom or for damage to the property of the Lessee, the Lessee's employees, invitees, customers or any other person in or about the Premises, nor shall the Lessor be liable for injury to the person of the Lessee, the Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, explosion, falling plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results form conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. The Lessor shall not be liable for incorporeal hereditaments including interference or obstruction of light, air or view. The Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the other portions of the Project except in the case of the gross negligence or willful misconduct of the Lessor.

     8.   DAMAGE OR DESTRUCTION
          ---------------------

          8.1 PARTIAL DAMAGE. If the Premises, or so much of the Building as to cause a material interference with the conduct of the Lessee's business in the Premises as a whole, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by the Lessee in the Premises) can be repaired within ninety (90) days without the payment of overtime, the Lessor shall, at the Lessor's expense, repair such damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) as soon as practicable and this Lease shall continue in full force and effect. If the Premises, or so much of the Building as to cause a material interference with the conduct of the Lessee's business in the Premises as a whole, are damaged by any casualty, and the damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) cannot be repaired within ninety (90) days without the payment of overtime or other premiums, the Lessor may, at the Lessor's option, either (i) repair such damage as soon as practicable at the Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessor within thirty (30) days after the date of the occurrence of such damage of the Lessor's intention to terminate this Lease, in which event this Lease shall terminate as of the date of the occurrence of such damage.


          8.2 DAMAGE NEAR END OF TERM. If the Premises, or so much of the Building as to cause a material interference with the conduct of the Lessee's business in the Premises as a whole, are damaged during the last six (6) months of the term of this Lease, or any renewal thereof, the Lessor or the Lessee may, at its option, terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of the election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if the term of this Lease has been extended for any reason whatsoever, the right to terminate this Lease shall only apply during the last six (6) months of the then current term of this Lease.


          8.3   ABATEMENT OF RENT; LESSEE'S REMEDIES.

                (A) If the Lessor is obligated or elects to repair the Premises as provided above, the rent payable for the period during which such repair continues shall be abated, in proportion to the degree to which the Lessee's use of the Premises is impaired. Except for such abatement, if any, the Lessee shall have no claim against the Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                (B) If the Lessor is obligated or elects to repair the Premises as provided above, but does not commence such repair within one hundred twenty
(120) days after the date of the casualty or does not complete such repair within one hundred eighty (180) days subject to any extension of up to another sixty (60) days for delays beyond the reasonable control of the Lessor, the Lessee may, at the Lessee's option, terminate this Lease by giving the Lessor written notice of the Lessee's election to do so at any time prior to the commencement of such repair or restoration or after such one hundred eighty
(180) day period, in which event this Lease shall terminate thirty (30) days' thereafter.


          8.4 INSURANCE PROCEEDS UPON TERMINATION. If this Lease is terminated pursuant to any right given the Lessee or the Lessor to do so under this Article 8, all insurance proceeds payable under Section 7.6 with respect to the damage giving rise to such right of termination shall be paid to the Lessor and any encumbrancers of the Premises, as their interests may appear.


          8.5 RESTORATION. The Lessor's obligation to restore shall not include the restoration or replacement of the Lessee's furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by the Lessee to the Premises, other than Tenant Improvements constructed by the Lessor or its contractor.


     9.   PERSONAL PROPERTY TAXES
          -----------------------

          The Lessee shall pay prior to delinquency all Real Property Taxes and other taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere and, if required, all improvements to the Premises in
excess of the Lessor's "building standard" improvements.   When practicable, the
Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of the Lessor.


     10.  UTILITIES
          ---------

          The Lessor, as an operating expense of the Building, shall furnish heating, ventilation and air conditioning Monday through Friday from 6:00 a.m. to 8:00 p.m. and on Saturday from 8:00 a.m. to 6:00 p.m. except for New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          The Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and services supplied to the Premises, together with any taxes thereon. The Lessor shall install a separate meter or submeter for the delivery of electricity to the Premises. If any other services are not separately metered or charged to the Lessee, the Lessee shall pay a pro rata proportion, as part of operating expenses, based on leasable area, of all charges jointly metered or charged with other premises. The Lessor shall not be liable in damages or otherwise unless due to the Lessor's gross negligence or failure to comply with its obligations hereunder for any failure or interruption of any utility services being furnished to the building and no such failure or interruption shall entitle the Lessee to terminate this Lease. In no event shall the Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood or casualties or acts of third parties beyond the Lessor's control. The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office or industrial building structure. The Lessee shall not subject any of the mechanical, electrical, plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment. Any such damages to equipment caused by the Lessee overloading such equipment shall be rectified by the Lessee, or may, at the Lessor's option, be rectified by the Lessor, at the Lessee's sole cost and expense.

     11.  ASSIGNMENT AND SUBLETTING
          -------------------------

          11.1 The Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of the Lessee's interest in this Lease or the Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld. If the Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify the Lessor of its desire to do so and shall submit in writing to the Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee or assignee; (iii) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) such reasonable financial information as the Lessor may request concerning the proposed sublessee or assignee, including, but not limited to, a balance sheet as of a date within ninety (90) days of the request for the Lessor's consent, statements of income or profit and loss for the two (2) year period preceding the request for the Lessor's consent, and, in the case of a company that is not publicly traded, a written statement in reasonable details as to the business experience of the proposed sublessee or assignee during the five (5) years preceding the request for the Lessor's consent; and (vi) the name and address of sublessee's or assignee's present or previous landlord. Any sublease, license, concession, franchise or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this paragraph shall be void.


          11.2 If the Lessee is a non-publicly traded corporation, any transfer of its stock, or any dissolution, merger or consolidation which results in a change in the control of the Lessee from the person or persons owning a majority of its voting stock immediately prior thereto, or the sale or other transfer of all or substantially all of the assets of the Lessee shall constitute an assignment of the Lessee's interest in this Lease within the meaning of this
Article 11 and the provisions requiring consent contained herein. If any such transfer affects the financial condition of the Lessee, the Lessor may require, as a condition to giving such consent, that the new controlling person(s) execute a guaranty of this Lease.


          11.3 No subletting, assignment, license, concession, franchise or other permission to use the Premises shall relieve the Lessee of its obligations to pay the rent or to perform all of the other obligations to be performed by the Lessee hereunder unless such release is expressly stated in writing and consented to by the Lessor. The acceptance of rent by the Lessor from any other person shall not be deemed to be a waiver by the Lessor of any provisions of this Lease.

          11.4 Within ten (10) days after the Lessor's receipt of the information specified in Paragraph 11.1 above, the Lessor may by written notice to the Lessee approve or disapprove such assignment or subletting. If the Lessor does not act within the ten (10) days, such failure to act is deemed a disapproval of such request for assignment or subletting. The Lessor shall advise the Lessee in writing of the basis for any disapproval within ten (10) days after the approval/disapproval period described above.


          11.5 Each assignee or transferee, other than the Lessor, shall assume all obligations of the Lessee under this Lease to the extent transferred and shall be and remain liable jointly and severally with the Lessee for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by the Lessee hereunder to the extent transferred; provided, however, that a transferee other than an assignee shall be liable to the Lessor for rent only in the amount set forth in the assignment or transfer. No assignment shall be binding on the Lessor unless such assignee or Lessee shall deliver to the Lessor a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by such assignee satisfactory in substance and form to the Lessor, consistent with the requirements of this Paragraph 11.5, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.


          11.6 Consent by the Lessor to any subletting or assignment shall be conditioned upon payment by the Lessee to Lessor of the "Transfer Consideration" (as hereafter defined) received or to be received, directly or indirectly, by the Lessee on account of such assignment or subletting as provided below:

                     (i) In the case of an assignment of the entire lease or a sublease by the Lessee of the entire initial Premises to a third party, the Lessee shall pay one-half of all Transfer Consideration;

                     (ii) In the case of an assignment of this Lease as to or a sublease of any Additional Space that has been leased by the Lessee pursuant to the right of first refusal contained in Paragraph 19 hereof but not occupied by the Lessee, the Lessee shall pay the entire Transfer Consideration with respect to such space.

                     (iii) In the case of an assignment or a sublease of only a portion of the initial Premises, the Lessee may retain the entire Transfer Consideration.

          Transfer Consideration shall be paid to the Lessor at the same time or times as the same is due to the Lessee. Failure to pay the Lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease, entitling the Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this Lease. "Transfer Consideration" shall mean a) in the case of a subletting, any consideration paid or given, directly or indirectly, by the sublessee to the Lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additional rent, however denominated, in this Lease, payable by the Lessee to the Lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by the Lessee to the Lessor under this Lease, if less than all of the Premises is sublet, and
(b) in the case of an assignment or a sublease, any consideration paid or given, directly or indirectly, by the sublessee or assignee to the Lessee in exchange for entering into the sublease or assignment, but shall not include reimbursement for any security deposit, reimbursement of any improvements, fixtures or furnishings installed in the Premises by the Lessee or any payment for personal property of the Lessee not in excess of the Lessee's book value thereof. As used herein, consideration shall include consideration in any form, including, but not limited to, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value. Irrespective of the form of such consideration, the Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration. If any Transfer Consideration is to be paid or given in installments, the Lessee shall pay each such installment at the time the same is to be paid or given.


          11.7 The Lessee shall reimburse the Lessor for the Lessor's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any assignment, subletting, transfer, change of ownership or hypothecation of this Lease or the Lessee's interest in the Premises.

          11.8 TRANSFER TO AFFILIATE. Notwithstanding any of the provisions in this Lease to the contrary, the original Lessee shall have the right, without the Lessor's consent, to assign this Lease to a corporation or other entity with which the Lessee may merge or consolidate, to any parent or subsidiary of the Lessee, or a subsidiary of the Lessee's parent, provided that within fifteen
(15) days of such assignment, such assignee delivers to the Lessor a written agreement pursuant to which such assignee agrees to assume all of the obligations of the Lessee under this Lease and be bound by all of the terms hereof. In the event of any such assignment to a parent, affiliate or successor by merger or consolidation, no Transfer Consideration or other consideration paid to the Lessee by the assignee shall be payable to the Lessor, and none of the other provisions of this Section 11 shall be applicable to such transfer. Notwithstanding the preceding, in no event shall any such assignment relieve the original Lessee of any liability whatsoever under this Lease.


     12.  DEFAULTS; REMEDIES
          ------------------

          12.1 DEFAULT BY LESSEE. The occurrence of any one or more of the following events shall constitute a default of this Lease by the Lessee:


                (A) The vacating or abandonment of the Premises by the Lessee combined with the failure to pay rent;


                (B) The failure of the Lessee to make any payment of rent or any other payment required to be made by the Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161. In the event that the Lessor has given a ten (10) day notice hereunder twice in any twelve (12) month period, any subsequent notice hereunder during such period shall allow a cure within three (3) days of such notice, which three (3) day notice shall also be in lieu of any notice required under Section 1161;


                (C) The failure by the Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions governing the Project) to be observed or performed by the Lessee, other than described in Paragraph 12.1(b) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from the Lessor to the Lessee. Any such notice shall not be in lieu of any notice required under California Code of Civil Procedure Section 1161. If the nature of the Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then the Lessee shall not be deemed to be in default if the Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or


                (D) The making by the Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located at the Premises, or of the Lessee's interest in this

Lease, where possession is not restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessee's assets located at the Premises or of the Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.


          12.2 REMEDIES FOR DEFAULT BY LESSEE. In the event of any such default, the Lessor may at any time thereafter, upon notice and demand and without limiting the Lessor in the exercise of any other right or remedy which the Lessor may have by reason of such default or breach:


                (A) Terminate the Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and the Lessee shall immediately surrender possession of the Premises to the Lessor. In such event, the Lessor shall be entitled to recover from the Lessee:


                     (1) The worth at the time of award of the unpaid rent which has been earned at the time of termination;


                     (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;


                     (3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and


                     (4) Any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: the cost of recovering possession of the Premises, expenses of releasing including necessary renovation and alteration of the Premises, reasonable attorneys' fees and any other reasonable cost. The "worth at the time of award" of the amounts referred to above shall be computed by allowing interest at ten percent (10%) per annum.

                (B) Pursue any other remedy now or hereafter available to the Lessor under the laws or judicial decisions of the Sate of California, including, but not limited to, the remedy provided in California Civil Code
Section 1951.4 to continue this Lease in effect.

                (C) The Lessor, in addition to the rights hereinbefore given in the case of the Lessee's breach or default, may pursue any other remedy available to the Lessor at law or in equity.

                (E) In addition to the rights hereinbefore given in the case of the Lessee's breach or default, Lessor may offset any delinquent rent or other payment due hereunder against payments due to the Lessee under any promissory note, option agreement or other instrument or agreement between the Lessor and the Lessee. The Lessor shall deliver written notice to the Lessee of the Lessor's intent to exercise such right identifying the delinquent payment and amount that the Lessor intends to offset.

          12.3 DEFAULT BY LESSOR. The Lessor shall not be in default of any of the obligations of the Lessor under the Lease, unless the Lessor fails to perform such obligations within a reasonable time, but in no event less than thirty (30) days after written notice by the Lessee to the Lessor specifying wherein the Lessor has failed to perform such obligations; provided, however, that if the nature of the Lessor's default is such that more than thirty (30) days are required for its cure, the Lessor shall not be in default if the Lessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event of any such default by the Lessor, the Lessee may pursue any remedy now or hereafter available to the Lessee under the laws of judicial decisions of the State of California, except that the Lessee shall not have the right to terminate this Lease except as expressly provided herein nor to set off against any payments due under this Lease. The Lessee waives any right to deduct the expenses of repairs done by the Lessor on the Lessor's behalf from the rent.

          12.4 LATE CHARGES. The Lessee acknowledges that the late payment by the Lessee to the Lessor of rent and other sums due hereunder will cause the Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from the Lessee shall not be received by the Lessor, or the Lessor's designee, within ten
(10) days after the same is due, the Lessee shall pay to the Lessor a late charge equal to five percent (5%) of such overdue amount, monthly, until such overdue amount is paid. The Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost that the Lessor will incur by reason of a late payment by the Lessee. Acceptance of such late charge by the Lessor shall in no event constitute a waiver of the Lessee's default with respect to such overdue amounts nor prevent the Lessor from exercising any of the other rights and remedies granted hereunder.


     13.  CONDEMNATION OR RESTRICTION ON USE
          ----------------------------------

          13.1 EMINENT DOMAIN. If the whole of the Premises or the Common Area, or so much thereof as to cause a material interference with the conduct of the Lessee's business in the Premises as a whole shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and the Lessee hereby assigns to the Lessor any award which may be made in such taking or condemnation, together with any and all rights of the Lessee now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give the Lessor any interest in or to require the Lessee to assign to the Lessor any award made to the Lessee for its relocation expenses, any bonus value of the leasehold estate, the taking of personal property and fixtures belonging to the Lessee, the interruption of or damage to the Lessee's business and/or for the Lessee's unamortized cost of leasehold improvements. The unamortized portion of the Lessee's expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease which shall not have expired at the time of such appropriation or taking and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises. The Lessee's right to receive compensation or damages for its fixtures and personal property shall not be affected in any manner thereby.

          13.2 ABATEMENT OF RENT. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises so made unusable by the Lessee.

          13.3 TEMPORARY TAKING. No temporary taking of the Premises and/or of the Lessee's rights therein or under this Lease shall terminate this Lease; and any award made to the Lessee by reason of any such temporary taking shall belong entirely to the Lessee and the Lessor shall not be entitled to share therein.

          13.4 VOLUNTARY SALE AS TAKING. A voluntary sale by the Lessor to any public body or agency having the power of eminent domain, either under threat of condemnation while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this Article 13.

     14.  BROKERS
          -------

          The Lessor acknowledges its obligation to pay a commission to the broker(s) specified in Item 9 of the Basic Lease Provisions, pursuant to a separate agreement between Lessor and Lessee. Except for the broker specified in Item 9, the Lessee represents and warrants that it has neither incurred nor is aware of any other broker's, finder's, or similar fee payable as a result of a claim of any person representing the Lessee in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify and hold harmless the Lessor from any loss, liability, damage, cost or expense incurred by reason of a breach of this representation.

     15.  LESSOR'S LIABILITY
          ------------------

          15.1 The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Building. In the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for the Lessor's obligations thereafter to be performed; provided, however, that any funds in the hands of the Lessor or the then grantor at the time of such transfer in which the Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by the Lessor shall, subject as aforesaid, be binding on the Lessor's successors and assigns only during their respective periods of ownership.

          15.2 The initial Lessor hereunder is a joint venture, corporation, limited liability company, partnership or sole partnership ("Owner"). In consideration of the benefits accruing hereunder, the Lessee, its successors and assigns, agree that, in the event of any actual or alleged failure, breach or default hereunder by the initial Lessor:


                (A) The sole and exclusive remedy shall be against the Project and the Owner's interest in the Project. There shall be no recourse against the Owner personally or any other assets of the Owner;


                (B) No joint venturer, shareholder, member, partner or sole proprietor of the Owner ("Member") shall be sued or named a party in any suit or action (except as may be necessary to secure jurisdiction of the Owner);


                (C) No service of process shall be made against any Member (except as may be necessary to secure jurisdiction of the Owner);

                (D) No Member shall be required to answer or otherwise plead to any service of process unless such Member is the Owner;


                (E) No judgment will be taken against any Member unless such Member is the Owner;


                (F) Any judgment taken against any Member may be vacated and set aside at any time nunc pro tunc unless such Member is the Owner;


                (G) No writ of execution will ever be levied against the assets of any Member (other than the Project); and


                (H) These covenants and agreements are enforceable by the Owner and also by any Member thereof.


     16.  PARKING
          -------

          During the term of this Lease, the Lessee shall have ten (10) reserved spaces and the right in common with other tenants of the Building (if any) and any adjacent buildings, to use the parking area available to tenants of the Building. The Lessee's use of such parking facilities or that of its invitees shall be limited to a maximum of the number of parking spaces shown in item 10 of the Basic Lease Provisions (but the Lessor shall have no obligation to monitor the use of such parking facility), and shall be subject to such rules and regulations as may be established, from time to time, by the Lessor for the effective use of such parking facilities. Such rules and regulations may include, but shall not be limited to, designation of specific areas for use by invitees of the Lessee and the Lessor; hours during which parking shall be available for use; parking attendants; a parking validation or other control system to prevent parking abuse; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of the Lessor, the Lessee and their respective invitees. Unless prohibited by law, ordinance or project conditions, the Lessee may designate the location of its ten (10) reserved parking spaces, each of which may be marked as being reserved for the Lessee; provided, however, the Lessor shall have no obligation to monitor the use of such reserved spaces.

          The Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs, alterations or in connection with the construction of improvements on the property. During any such construction the Lessor shall provide alternative parking. The Lessor shall not have any express or implied obligation to enforce or police the parking lot usage. The Lessee's right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease, or give rise to any claim whatsoever against the Lessor; specifically, the Lessee's right to use any area for parking purposes shall be subject to any preferential parking program for participants in any ridesharing program established by the Lessor. If the Lessor reasonably determines that the Lessee is regularly using in excess of the number of parking spaces specified in item 10 of the Basic Lease Provisions, the Lessor may, in addition to any other remedy, impose a reasonable charge for such excess usage, payable by the Lessee upon the same terms as the rent is payable hereunder.

     17.  GENERAL PROVISIONS
          ------------------

          17.1  ESTOPPEL CERTIFICATE

                (A) The Lessee and the Lessor shall at any time, and from time to time, upon not less than ten (10) days' prior written notice from the other party, execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no, to such party's knowledge, uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or any assignee or sublessee of the Lease.

                (B) The Lessee's or the Lessor's failure to deliver such statement within such time shall be conclusive upon such party that (i) this Lease is in full force and effect without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) not more than one (1) month's rent has been paid in advance.


                (C) If the Lessor desires to finance or refinance the Premises, or any part thereof, the Lessee shall deliver to any lender designated by the Lessor such financial statements of the Lessee as may be reasonably required by such lender. If the Lessee is a publicly traded corporation, the financial statements may be the most recent publicly available statements. All such financial statements shall be received by the Lessor in confidence and shall be used only for the purposes herein set forth.


          17.2 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.


          17.3 TIME OF ESSENCE. Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.


          17.4 CAPTIONS. Article and paragraph captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.


          17.5 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by regular or overnight mail, addressed to the Lessor and the Lessee respectively at the addresses set forth before their signatures in item 11 of the Basic Lease Provisions, or to such other or additional persons or at such other addresses as may, from time to time, be designated in writing by the Lessor or the Lessee by notice pursuant hereto.


          17.6 WAIVERS. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act. The acceptance of rent hereunder by the Lessor shall not be a waiver of any preceding breach by the Lessee of any provision hereof, other than the failure of the Lessee to pay the particular rent so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.


          17.7 HOLDING OVER. If the Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of the Lessor, the Lessee shall become a tenant at sufferance only at one hundred twenty-five percent (125%) of the monthly rent for the Premises then in effect for the space, in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by the Lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect the Lessor's right of re-entry or any other rights of the Lessor hereunder or as otherwise provided by law.


          17.8 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.


          17.9 INUREMENT. Subject to any provisions hereof restricting assignment or subletting by the Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.


          17.10 CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.


          17.11 SUBORDINATION. This Lease shall, at the Lessor's option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereinafter created. The Lessee shall, upon written demand by the Lessor, execute such instruments as may be required, from time to time, to subordinate the rights and interest of the Lessee under this Lease to the lien of any mortgage or deed of trust on the Building. Notwithstanding any such subordination, so long as the Lessee is not in default hereunder, this Lease shall not be terminated or the Lessee's quiet enjoyment of the Premises disturbed in the event such mortgage or deed of trust is foreclosed. In the event of such foreclosure, the Lessee shall thereupon become a Lessee of, and attorn to, the successor in interest to the Lessor on the same terms and conditions as are contained in this Lease. The Lessee may condition any subordination upon the Lessor's and any lender's agreement to execute a Nondisturbance, Subordination and Attornment Agreement reasonably approved by the Lessee. The Lessee agrees that a Nondisturbance, Subordination and Attornment Agreement that provides that the lender or transferee of the Building and/or the Project is (i) not responsible for any defaults of the Lessor prior to the date of transfer and (ii) not liable for the security deposit unless it is actually received from Lessor are reasonable provisions.

                The Lessee agrees to execute subordination agreements from time to time at the request of the Lessor subordinating this Lease and any Memorandum of this Lease, to easements, rights of way, development agreements, covenants, conditions and restrictions, or other instruments and documents necessary or appropriate to the development of the Project and the Building as determined by the Lessor; provided, however, that no term or provision of any such instrument or document shall materially diminish or change the rights of the Lessee hereunder.


          17.12 ATTORNEYS' FEES. If any action at law or equity, including an action for declaratory relief, is brought to enforce the provisions of this Lease, the prevailing party shall be entitled to recover actual attorneys' fees incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be paid whether or not such action is prosecuted to judgment. The attorneys' fees to be awarded the prevailing party may be determined by the court in the same action or in a separate action brought for that purpose. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of actual attorneys' fees and costs incurred in enforcing such judgment. The award of attorneys' fees shall not be computed in accordance with any court schedule, but shall be made so as to fully reimburse the prevailing party for all attorneys' fees, paralegal fees, costs and expenses actually incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all attorneys' fees, paralegal fees, costs and expenses paid or incurred in good faith. For purposes of this section, attorneys' fees shall include, without limitation, attorneys' fees, paralegal fees, costs and expenses incurred in relation to any of the following: post-judgment motions; contempt proceedings, garnishment, levy and debtor or third party examinations; discovery; and bankruptcy litigation.


          17.13 LESSOR'S ACCESS. Subject to compliance with the Lessee's reasonable security procedures, the Lessor and the Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as the Lessor may deem necessary or desirable. The Lessor may at any time place on or about the Building any ordinary "For Sale" signs and the Lessor may, at any time during the last one hundred eighty (180) days of the term hereof (or during any period in which the Lessee is in default under this Lease), place on or about the Building any ordinary "For Sale", "For Lease" or similar signs, all without rebate of rent or liability to the Lessee.


          17.14 CORPORATE AUTHORITY. If the Lessee is a corporation, the Lessee shall, at the Lessor's request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. The Lessee shall also, at the Lessor's request, within thirty (30) days after execution of this Lease, deliver to the Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.


          17.15 SURRENDER OR CANCELLATION. The voluntary or other surrender of this Lease by the Lessee, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless the Lessor elects to treat such surrender or cancellation as an assignment to the Lessor of any or all of such subleases.


          17.16 ENTIRE AGREEMENT. This Lease, the exhibits and other documents referred to herein hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and the Building, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. The Lessor has made no representations or promises whatsoever with respect to the Premises or the Building, or the design configuration of the Project, except those contained herein or therein, and no other person, form or corporation has at any time had any authority from the Lessor to make any representations or promises on behalf of the Lessor. If any such representations or promises have been made by others, the Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.


          Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.


          17.17 SIGNS. The parties agree that the name of the Building shall be the "GRCI Building". As provided in the Development Agreement, the Lessee shall submit drawings to the Lessor for the installation of one (1) sign on the exterior of the Building to be placed in a location agreed to by the parties. The drawings shall designate the requested size, materials, color and style of the signage. The Lessor shall have the right to approve or disapprove the proposed signage. The Lessee shall maintain the signs in good condition and repair at its expense.

                The Lessee shall not be permitted to change the name of the Building without the prior written consent of the Lessor, which may be given or withheld by the Lessor in the exercise of its reasonable discretion.

                The Lessor may cause a multi-tenant monument sign to be installed at the Project as so permitted by applicable governmental authorities. In the event that the Lessor elects to install such a monument sign, the Lessee shall receive the most prominent billing on the sign. The cost of any monument sign shall be borne by the Lessor.

                No other sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the Building without the written consent of the Lessor first had and obtained and without full compliance with all governmental requirements and with the Project Signage Plan and any other required consents. The Lessor shall have the right to remove any unapproved sign, placard, picture, advertisement, name or notice without notice to and at the expense of the Lessee. All approved signs shall be installed at the Lessee's sole cost and expense. The Lessee further agrees to maintain any such approved signs, as may be approved by the Lessor, in good condition and repair at all times. The Lessee shall not place any sign on a vehicle or movable or non-movable object in or on the street adjacent to the Project.


          17.18 BUILDING SECURITY. The Building shall be constructed utilizing a computerized card key access system for security purposes. The common security/access system shall be installed at the expense of the Lessor. Subject to the reasonable approval of the Lessor, the Lessee may install additional internal security systems on the Premises at the sole cost and expense of the Lessee.

          17.19 INTEREST ON PAST DUE OBLIGATIONS. Any amount due from the Lessee to the Lessor hereunder which is not paid when due shall bear interest at five (5) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award or the maximum allowable under the law, whichever is greater, from the date due until paid, but the payment of such interest shall not excuse or cure any default by the Lessee.


          17.20 GENDER; NUMBER. Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.


          17.21 RECORDING OF LEASE. The Lessee and the Lessor shall execute and record a Memorandum of Lease upon the acquisition of title to the Project by the Lessor. At the expiration or sooner termination of this Lease, the Lessee shall execute, acknowledge and deliver to the Lessor, within ten (10) days after written demand from the Lessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of the real property subject to the Lease.


          17.22 WAIVER OF SUBROGATION. The Lessor and the Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees and agents and representatives of the other, for loss of or any damage to such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages. The Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.


          17.23 CONFIDENTIALITY OF LEASE. The Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of the Lessor. Disclosure of the terms hereof could adversely affect the ability of the Lessor to negotiate other leases with respect to the Building and impair the Lessor's relationship with other tenants of the Building. The Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by the Lessee, and the Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.


          17.24 QUIET ENJOYMENT. Provided the Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment for rent and all other sums due hereunder, the Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against the Lessor and all persons claiming by, through or under the Lessor. The Lessee's right to use the Premises and the Common Area as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease or give rise to any claim whatsoever against the Lessor.


          17.25 WINDOW COVERAGE. The Lessor shall select a standard mini-blind type and color fall windows to be covered by the Lessee. No window covering, including, but not limited to, coatings or draperies, shall be used by the Lessor without the Lessor's written approval.


          17.26 MATERIALS STORAGE RESTRICTIONS. The Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by the Lessor pursuant to
Article 7.


          17.27 NO AGENCY. Neither party is the agent or partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this Lease and the other instruments and documents referred to herein when duly executed by both parties with respect to the transactions contemplated hereby.


          17.28 FORCE MAJEURE. Notwithstanding any of the items set forth above, the Lessor shall bear no liability of whatever kind to the Lessee if, despite the Lessor's exercise of due diligence, the Lessor's carrying out of its obligations, as defined herein, prevented or delayed by legal action, nor by the exercise of governmental authority, whether Federal, State of County, or other or by force majeure, strikes, riots, acts of God, war, adverse weather conditions, fire, unavoidable casualties, or acts of third parties beyond the Lessor's control.


          17.29 ACCORD AND SATISFACTION. No payment by the Lessee or receipt by the Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Lessor may accept such check or payment without prejudice to the Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease.


          17.30 FINANCIAL STATEMENTS. The Lessee shall deliver to the Lessor, prior to the execution of this Lease, its financial statement, and the annual financial statements of the Lessee within ninety (90) days after the end of the Lessee's fiscal year, which shall be certified by the Lessee as true and correct. If the Lessee is a publicly traded corporation, the financial statements may be the most recent publicly available statements. The Lessee shall also provide financial statements of any guarantor of this Lease, which shall be certified as true and correct by such guarantor. Such financial statements shall be based upon generally accepted accounting principles applied on a consistent basis. The financial statements shall clearly show sufficient information to accurately depict the financial condition of the Lessee as of the date thereof. If the Lessee is a partnership or joint venture, such financial statements shall, upon the Lessor's request, be accompanied by similar financial statements of each general partner or joint venturer of the Lessee. Such similar statements shall be certified to be true and correct by the subject thereof. Within five (5) days following written request by the Lessor delivered after any default by the Lessee in the payment of any sums owing under this Lease, whether or not any time period allowed for the cure of such default has expired, the Lessee shall provide the Lessor with copies of the Lessee's financial statement for the end of the most recent quarter of the Lessee's fiscal year, and the Lessee's financial statement (including year to date information) for the end of the month preceding such default. In each case, such financial statement shall meet all of the preceding requirements for annual financial statements. The Lessee's failure to deliver the financial statements contemplated hereby within the time specified shall constitute a material default by the Lessee under this Lease.

          17.31 SUPERSEDES PROPOSAL TO LEASE. This Lease supersedes any proposals regarding the leasing of the Premises, whether written or oral, and any such proposals will be terminated, and of no force or effect, effective upon the execution of this Lease.


          17.32 CONSTRUCTION. The provisions of this Lease should be liberally construed to effectuate its purposes. The language of all parts of this Lease shall be construed simply according to its plain meaning and shall not be construed for or against either party, as each party has participated in the drafting of this Lease and had the opportunity to have their counsel review it. Whenever the context and construction so requires, all words used in the singular shall be deemed to be used in the plural, all masculine shall include the feminine and neuter, and vice versa.


          17.33 CONSENT. Except as otherwise provided, in all cases where the consent or approval shall be requested of the Lessor or the Lessee pursuant to the Lease, the giving of such consent shall not be unreasonably withheld, conditioned or delayed by the party from whom such consent or approval is required.

                Whenever the Lease grants the Lessor or the Lessee the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations, the Lessor or the Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and/or a sophisticated tenant concerning the benefits to be enjoyed under the Lease. In all cases where any party is required to express its denial of consent, such denial shall be in writing and state all the reasons for such denial. Furthermore, where consent is required, consent will be deemed to have been granted unless a written denial of consent is received by the requesting party within ten (10) business days of when the request for consent has been made.

          17.34 ARBITRATION. In addition to all of the legal rights and remedies that are available to the Lessee at law or in equity, in the event that any dispute or disagreement between the Lessor and the Lessee arises under the Lease or any related document, the matter may, at the Lessee's election, be heard by judicial reference conducted in accordance with the California Code of Civil Procedure and California Evidence Code, or by arbitration in accordance with the provisions and rules of the American Arbitration Association conducted with all applicable rights of discovery under the California Evidence Code and the rules of the California Evidence Code. Either of the above procedures shall be binding and non-appealable.



     18.  CONSTRUCTION OF TENANT IMPROVEMENTS.

          The Lessor agrees to construct the Tenant Improvements for the Premises described in the Development Agreement between the parties. The timing, manner and means of construction of the Tenant Improvements, and the amount and use of the allowance provided by the Lessor for the construction of the Tenant Improvements are described in the Development Agreement.


     19.  RIGHT OF FIRST REFUSAL FOR ADDITIONAL SPACE.

          19.1 UPON TERM COMMENCEMENT DATE. Upon the Term Commencement Date, the Lessor shall give written notice to the Lessee describing all space in the Building then available for rent. The Lessee shall have fifteen (15) days from receipt of such notice to give written notice to the Lessor of the Lessee's desire to lease all or a portion of such additional space, which notice shall describe the portion of the additional space desired to be leased by the Lessee, and the proposed commencement date for such lease (which shall be not later than 60 days from the Term Commencement Date), and the length of the term therefor. Any lease for additional space shall be on all of the terms and provisions contained in this Lease, except for the description of the Premises, commencement date, and term which shall be agreed upon by the parties.

          19.2 DURING TERM OF LEASE. If, during the term of this Lease, space leased to another tenant within the Building shall become available (excluding space being offered for sublease by another tenant), the Lessor shall use its best efforts to provide at least six (6) months' advance written notice to the Lessee of the anticipated availability of such space. Provided the Lessee then occupies the entire Premises, including any additional space taken pursuant to Paragraph 19.1, the Lessee shall have the right, for a period of thirty (30) days after its receipt of such notice, to give written notice to the Lessor of its desire to lease such space. The notice shall contain the same information as described in Paragraph 19.1 above. If the Lessee does not give timely notice of its desire to lease additional space, the Lessor shall have no further obligation to the Lessee with respect to the lease of such additional space.

          19.3 TENANT IMPROVEMENT ALLOWANCE FOR ADDITIONAL SPACE. In the event that the Lessee exercises its right of first refusal for additional space under Paragraphs 19.1 or 19.2 hereunder, the Lessee shall receive an allowance for tenant improvements (the "Tenant Improvement Allowance") as provided herein. In the event that the right of first refusal is exercised with respect to space in the Building which has not been previously built out with tenant improvements, the Tenant Improvement Allowance shall be Thirty Dollars ($30.00) per useable square foot. Any unused portion of the Tenant Improvement Allowance for such unimproved space shall be applied to reduce the rent for such additional space in the manner provided in Paragraph 3.1 hereof. In the event that the right of first refusal is exercised with respect to space that has been previously improved with basic tenant improvements, the Tenant Improvement Allowance shall be Ten Dollars ($10.00) per useable square foot. Any unused portion of the Ten Dollar ($10.00) per useable square foot allowance may not be used to reduce the rent. Tenant improvements shall include all improvements serving or located within the additional space, including without limitation, interior partitions and demising walls, flooring and carpeting, interior doors and glass, cabinets, built-in fixtures and furnishings, electrical or other utilities, VAV-HVAC mixing boxes, distribution ducting, vents and outlets, surface mounted electrical and plumbing fixtures and outlets, acoustical tile and drop ceilings. The Tenant Improvement Allowance for any space not previously built out with tenant improvements shall also be used to pay for a pro-rata share of the common VAV-HVAC system and ducting for the Building.


     20.  FIRST RIGHT TO PURCHASE

          Provided that the Lessee then occupies not less than fifty percent (50%) of the total rentable area of the Building, in the event that the Lessor desires to sell the Building, the Project and the other improvements on the property of which the Building is a part (the "Property"), the Lessor shall give written notice to the Lessee of its intention to offer the Building and the Project specifying the price and terms to be offered by the Lessor. The Lessee shall have thirty (30) days from receipt of such notice to negotiate and execute a purchase agreement to purchase the Property on the offered terms or on other terms acceptable to the Lessor, which purchase shall close within one hundred eighty (180) days from the date of the Lessor's notice to the Lessee.

          In the event that a purchase agreement is not executed within such thirty (30) day period, the Lessor may market the Property for sale to any third party; provided, however, that the Lessor shall not be entitled to sell the Property to any third party for a price more than ten percent (10%) less than the price offered to the Lessee without again offering to the Lessee the right to purchase the Property in the manner described above, but at the reduced price that the Lessor desires to accept.



     21.  FURTHER CONSTRUCTION
          --------------------

          The Lessee acknowledges that, in addition to constructing the GRC Building, the Lessor intends to pursue plans to construct additional improvements on the Property. The Lessee acknowledges and agrees that the development and construction of additional improvements will inevitably result in dislocation, inconvenience, dust, noise and disruption. The Lessee further acknowledges that access to the Premises could be affected during the construction process. The Lessor shall take reasonable steps to minimize any dislocation and inconvenience or diminution in access. Provided that the Premises and the agreed number of parking spaces remain available to the Lessee (which parking spaces may be subject to temporary relocation), the Lessee agrees that it shall have no claim for reduction or abatement in the rent payable hereunder or for damages as a result of any loss of quiet enjoyment except as may result from the gross negligence or willful misconduct of the Lessor, its agents, contractors and employees.

     IN WITNESS WHEREOF, the parties have executed this Building Lease as of the date first written above.


Date: ____________________, 1995 BERMANT DEVELOPMENT COMPANY


                                      By________________________________________

                                      Name and Title:___________________________

                                      Address:
                                      -------

                                      130 Cremona Drive, Suite D
                                      Goleta, CA  93117-3075



                                      LESSEE:

Date: ____________________, 1995 GRC INTERNATIONAL, INC.,
                                      A DELAWARE CORPORATION


                                      By:_______________________________________

                                      Name and Title:___________________________

                                      Address:
                                      -------

                                      1900 Gallows Road
                                      Vienna, Virginia 22182